Cova Financial Services Life Insurance Company
                                700 Market Street
                            St. Louis, Missouri 63101



ENDORSEMENT

This Endorsement forms a part of the Contract to which it is attached. The effective date of this Endorsement is the Issue Date of the Contract. The Contract is amended in the following manner:

     1) The DEATH OF OWNER section of the DEATH BENEFIT provision is deleted in its entirety and replaced with the following:

          "DEATH OF OWNER--Upon death of the Owner prior to the Annuity Date, the Death Benefit will be paid to the Beneficiary designated by the Owner.

          Before the Owner, or a Joint Owner, attains age 80, the Death Benefit will be the greatest of:

          1. the Purchase Payments less any Withdrawals and any applicable Withdrawal Charge; or

          2. the Contract Value determined on the Valuation Period next following the date of receipt by the Company of both due proof of death and an election for payment; or

          3.   the greatest adjusted Contract Value.

          The greatest adjusted Contract Value is evaluated at each Contract Anniversary prior to the death of the Owner or Joint Owner and on each day a Purchase Payment or Withdrawal is made. On the Contract
          Anniversary, if the current Contract Value exceeds the greatest adjusted Contract Value, the greatest adjusted Contract Value will be increased to the current Contract Value. If a Purchase Payment is made, the amount of the Purchase Payment will increase the greatest adjusted Contract Value. If a Withdrawal is made, the greatest adjusted Contract Value will be reduced by the sum of the Withdrawal Amount and any associated Withdrawal Charges divided by the Contract Value immediately prior to the Withdrawal, multiplied by the greatest adjusted Contract Value immediately prior to the Withdrawal.

          After the Owner, or a Joint Owner, attains age 80, the Death Benefit will be the greatest of:

          1. the Purchase Payments less any Withdrawals and any applicable Withdrawal Charge; or

          2. the Contract Value determined on the Valuation Period next following the date of receipt by the Company of both due proof of death and an election for payment; or

          3.   the greatest adjusted Contract Value.

          The greatest adjusted Contract Value is evaluated at each Contract Anniversary on or before the Owner's, or a Joint Owner's, 80th birthday and on each day a Purchase Payment or Withdrawal is made. On the Contract Anniversary on or before the Owner's or a Joint Owner's 80th birthday, if the current Contract Value exceeds the greatest adjusted Contract Value, the greatest adjusted Contract Value will be increased to the current Contract Value. If a Purchase Payment is made, the amount of the Purchase Payment will increase the greatest adjusted Contract Value. If a Withdrawal is made, the greatest adjusted Contract Value will be reduced by the sum of the Withdrawal Amount and any associated Withdrawal Charges divided by the Contract Value immediately prior to the Withdrawal, multiplied by the greatest adjusted Contract Value immediately prior to the Withdrawal.

          If Joint Owners are named:

          1) The Death Benefit is determined based on the age of the oldest Joint Owner; and

CL-3059  (2/98)





          2)   The Death  Benefit  is  payable  upon the first  death of a Joint
               Owner.

          The Death Benefit will be paid following receipt by the Company of both due proof of death and an election for a single sum payment or election under an Annuity Option.

          If a single sum payment is requested, the proceeds will be paid within seven (7) days of receipt of proof of death and the election. Payment under an Annuity Option may only be elected during the sixty-day period beginning with the date of receipt of proof of death or a single sum payment will be made to the Beneficiary at the end of the sixty-day period.

          The entire Death Benefit must be paid within five (5) years of the date of death unless the Beneficiary elects to have the Death Benefit payable under an Annuity option over the Beneficiary's lifetime or for a period not extending beyond the Beneficiary's life expectancy, beginning within one (1) year of the date of death.

          If the Beneficiary is the spouse of the Owner, the spouse may elect to become the Owner and continue this Contract in effect at the then current Contract Value."

     2) The WITHDRAWALS section of the WITHDRAWAL provision is amended to include the following paragraph:

          "The Death Benefit is reduced when withdrawals are made. The amount of the reduction is described in the DEATH OF OWNER section."

All other terms and conditions of the Contract remain unchanged.

Cova Financial Services Life Insurance Company has caused this Endorsement to be signed by its President and Secretary.




CL-3059  (2/98)


                 Cova Financial Services Life Insurance Company
                                700 Market Street
                            St. Louis, Missouri 63101



ENDORSEMENT

This Endorsement forms a part of the Contract to which it is attached. The effective date of this Endorsement is the Issue Date shown on the Contract Data Page.

The DEATH OF OWNER section of the DEATH BENEFIT provision is deleted in its entirety and replaced with the following:

     "DEATH OF OWNER--Upon death of the Owner prior to the Annuity Date, the Death Benefit will be paid to the Beneficiary designated by the Owner.

     Prior to the Owner, or a Joint Owner, attaining age 80, the Death Benefit will be the greatest of:

     1)   the  Purchase   Payments  less  any  Withdrawals  and  any  applicable
          Withdrawal Charge accumulated at an effective annual rate of 4% until the date of death;

     2) the Contract Value determined on the Valuation Period next following the date of receipt by the Company of both due proof of death and an election for payment; or

     3) the greatest of the values resulting from taking the Contract Value on any five (5) year Contract Anniversary prior to the death of the Owner or Joint Owner, plus any Purchase Payments made subsequent to that Contract Anniversary, less any subsequent Withdrawals and any applicable Withdrawal Charge.

     After the Owner, or a Joint Owner, attains age 80, the Death Benefit will be the greatest of:

     1)   A)  Purchase  Payments  made  on or  before  the  Owner's,  or a Joint
          Owner's, 80th birthday less any Withdrawals and any applicable Withdrawal Charge accumulated at an effective annual rate of 4% until the Owner, or a Joint Owner, attains age 80; plus B) any subsequent Purchase Payments less any subsequent Withdrawals and any applicable Withdrawal Charge; or

     2) the Contract Value determined on the Valuation Period next following the date of receipt by the Company of both due proof of death and an election for payment; or

     3) the greatest of the values resulting from taking the Contract Value on any prior five (5) year Contract Anniversary on or before the Owner's 80th birthday plus any Purchase Payments made subsequent to that Contract Anniversary, less any subsequent Withdrawals and any applicable Withdrawal Charge.

If Joint Owners are named:

1)   The Death Benefit is determined based on the age of the oldest Joint Owner;
     and

2)   The Death Benefit is payable upon the first death of a Joint Owner.

The Death Benefit will be paid following receipt by the Company of both due proof of death and an election for a single sum payment or election under an Annuity Option.

If a single sum payment is requested, the proceeds will be paid within seven (7) days of receipt of proof of death and the election. Payment under an Annuity Option may only be elected during the sixty-day period beginning with the date of receipt of proof of death or a single sum payment will be made to the Beneficiary at the end of the sixty-day period.

The entire Death Benefit must be paid within five (5) years of the date of death unless the beneficiary elects to have the Death Benefit payable under an Annuity option over the Beneficiary's lifetime or for a period not extending beyond the Beneficiary's life expectancy, beginning within (1) year of the date of death.

CL-3064 (2/98)

If the Beneficiary is the spouse of the Owner, the spouse may elect to become the Owner and continue this Contract in effect at the then current Contract Value."

All other terms and conditions of the Contract remain unchanged.

Cova Financial Services Life Insurance Company has caused this Endorsement to be signed by its President and Secretary.




CL-3064 (2/98)

Cova Financial Services Life Insurance Company
700 Market Street
St. Louis, Missouri 63101

ENDORSEMENT

This Endorsement forms a part of the Contract to which it is attached. The effective date of this Endorsement is the Issue Date of the Contract. The Contract is amended in the following manner:

The DEATH OF OWNER section of the DEATH BENEFIT provision is deleted in its entirety and replaced with the following:

"DEATH OF OWNER - Upon death of the Owner prior to the Annuity Date, the Death Benefit will be paid to the Beneficiary designated by the Owner.

Before the Owner, or a Joint Owner, attains age 80, the Death Benefit will be the greatest of:

     1.   the  Purchase   Payments  less  any  Withdrawals  and  any  applicable
          Withdrawal Charge; or

     2. the Contract Value determined on the Valuation Period next following the date of receipt by the Company of both due proof of death and an election for payment; or

     3. the greatest Contract Value on any Contract Anniversary prior to the death of the Owner or Joint Owner, plus any Purchase Payments made subsequent to that Contract Anniversary, less any subsequent Withdrawals and any applicable Withdrawal Charge.

After the Owner, or a Joint Owner, attains age 80, the Death Benefit will be the greatest of:

     1.   the  Purchase   Payments  less  any  Withdrawals  and  any  applicable
          Withdrawal Charge; or

     2. the Contract Value determined on the Valuation Period next following the date of receipt by the Company of both due proof of death and an election for payment; or

     3. the greatest Contract Value on any Contract Anniversary on or before the Owner's or Joint Owner's 80th birthday, plus any Purchase Payments made subsequent to that Contract Anniversary, less any subsequent Withdrawals and any applicable Withdrawal Charge.

If Joint Owners are named:

     1) The Death Benefit is determined based on the age of the oldest Joint Owner; and

     2)   The Death Benefit is payable upon the first death of a Joint Owner.

The Death Benefit will be paid following receipt by the Company of both due proof of death and an election for a single sum payment or election under an Annuity Option.

If a single sum payment is requested, the proceeds will be paid within seven (7) days of receipt of proof of death and the election. Payment under an Annuity Option may only be elected during the 60-day period beginning with the date of receipt of proof of death or a single sum payment will be made to the Beneficiary at the end of the 60-day period.

The entire Death Benefit must be paid within five (5) years of the date of death unless the Beneficiary elects to have the Death Benefit payable under an Annuity Option over the Beneficiary's lifetime or for a period not extending beyond the Beneficiary's life expectancy, beginning within one (1) year of the date of death.

If the Beneficiary is the spouse of the Owner, the spouse may elect to become the Owner and continue this Contract in effect at the then current Contract Value."

All other terms and conditions of the Contract remain unchanged.

Cova Financial Services Life Insurance Company has caused this Endorsement to be signed by its President and Secretary.

CL-4205 (4/99)